PRESS RELEASE

Global Payments Reports Second Quarter 2018 Earnings and
Announces Agreement to Acquire AdvancedMD

ATLANTA, August 2, 2018 -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended June 30, 2018.
"We delivered double digit organic growth across our markets in the second quarter with results accelerating from the first quarter, highlighting ongoing business momentum globally,” said Jeff Sloan, Chief Executive Officer. “We are also delighted to announce the expansion of our software-driven payments strategy by entering the healthcare vertical market through an agreement to acquire AdvancedMD, a leading provider of cloud-based SaaS solutions to small-to-medium sized physician practices in the United States. This transaction will further shift our business mix toward technology enablement, enhancing future growth opportunities and highlighting our competitive differentiation through to the next decade."

Second Quarter 2018 Summary

•
GAAP revenues were $833.2 million, compared to $962.2 million in the second quarter of 2017; diluted earnings per share were $0.68 compared to $0.44 in the prior year; and operating margin was 22.9% compared to 13.7% in the second quarter of 2017; 2018 results reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

•	Adjusted net revenue plus network fees grew 18% to $982.5 million, compared to $831.7 million in the second quarter of 2017.

•	Adjusted earnings per share grew 37% to $1.29, compared to $0.94 in the second quarter of 2017.

•	Adjusted operating margin expanded 160 basis points to 31.4%.

2018 Outlook
“We are extremely pleased with our performance in the second quarter and year-to-date period, which positions us well to achieve our 2018 expectations, despite facing incremental pressure from foreign currency exchange rates,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “We continue to expect adjusted net revenue plus network fees to range from $3.90 billion to $3.975 billion, or growth of 13% to 15% over 2017 and adjusted operating margin to expand by as much as 120 basis points. Adjusted earnings per share is now expected to be in a range of $5.05 to $5.20, reflecting growth of 26% to 30% over 2017."

The outlook for 2018 does not include any impact from the AdvancedMD acquisition, which is expected to be immaterial to 2018 adjusted earnings per share.

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.01 per share payable September 28, 2018 to shareholders of record as of September 14, 2018.

Conference Call
Global Payments’ management will host a conference call today, August 2, 2018 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis, and other measures, in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology and software solutions delivering innovative services driven by customer needs globally. Our technologies, solutions and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types and operate their businesses more efficiently across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with more than 10,000 employees worldwide, Global Payments is a member of the S&P 500 with customers and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue, earnings estimates and management’s expectations regarding future events and developments, statements about the benefits of the proposed acquisition of AdvancedMD including future financing and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts, are forward-looking statements and are subject to significant risks and uncertainties.
Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from larger companies and non-traditional competitors, our ability to update our services in a timely manner; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; potential systems interruptions or failures; software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; a decline in the use of cards for payment generally; unanticipated increases in chargeback liability; increases in credit card network fees; change in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations, including without limitation difficulties and delays in integrating or fully realizing cost savings and other benefits of our acquisitions at all or within the expected time period; fully realizing anticipated annual interest expense savings from refinancing our corporate debt facilities; our loss of key personnel and other risk factors presented in Item 1- Risk Factors of our Report on Form 10-K for the year ended December 31, 2017 and any subsequent SEC filings, which we advise you to review.
Additional important factors that could cause actual events or results to differ from those anticipated by our forward-looking statements or historical performance associated with the proposed acquisition of AdvancedMD include the ability to meet closing conditions at all or on the expected terms and schedule, business disruption during the pendency of the acquisition or thereafter making it more difficult to maintain business and operational relationships, including the possibility that our announcement of the acquisition could disrupt AdvancedMD’s relationships with financial institutions, customers, employees or other partners; and difficulties and delays in fully realizing benefits of the acquisition.
Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Laura Coerper
	770-829-8478		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	% Change	2018	2017	% Change

Revenues	$833,164	$962,240	(13.4)%	$1,628,141	$1,882,002	(13.5)%

Operating expenses:
Cost of service	264,544	469,149	(43.6)%	516,930	925,085	(44.1)%
Selling, general and administrative	377,883	361,239	4.6%	764,304	720,095	6.1%
	642,427	830,388	(22.6)%	1,281,234	1,645,180	(22.1)%

Operating income	190,737	131,852	44.7%	346,907	236,822	46.5%

Interest and other income	2,568	1,832	40.2%	14,262	3,439	NM
Interest and other expense	(47,720)	(48,361)	(1.3)%	(93,325)	(89,658)	4.1%
	(45,152)	(46,529)	(3.0)%	(79,063)	(86,219)	(8.3)%

Income before income taxes	145,585	85,323	70.6%	267,844	150,603	77.8%
Provision for income taxes	(27,856)	(12,880)	116.3%	(52,529)	(25,201)	108.4%
Net income	117,729	72,443	62.5%	215,315	125,402	71.7%
Net income attributable to noncontrolling interests, net of income tax	(8,660)	(5,534)	56.5%	(14,847)	(9,679)	53.4%
Net income attributable to Global Payments	$109,069	$66,909	63.0%	$200,468	$115,723	73.2%

Earnings per share attributable to Global Payments:
Basic	$0.69	$0.44	56.8%	$1.26	$0.76	65.8%
Diluted	$0.68	$0.44	54.5%	$1.25	$0.75	66.7%

Weighted-average number of shares outstanding:
Basic	159,003	152,525		159,161	152,415
Diluted	159,677	153,555		159,840	153,405

NM - Not Meaningful

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	% Change	2018	2017	% Change

Adjusted net revenue plus network fees	$982,500	$831,658	18.1%	$1,906,780	$1,619,374	17.7%

Adjusted operating income	$308,147	$247,738	24.4%	$589,487	$476,487	23.7%

Adjusted net income attributable to Global Payments	$205,998	$144,366	42.7%	$386,821	$274,402	41.0%

Adjusted diluted earnings per share attributable to Global Payments	$1.29	$0.94	37.2%	$2.42	$1.79	35.2%

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2018			June 30, 2017			% Change
	GAAP	Non-GAAP(1)	Non-GAAP adjusted net revenue plus network fees(2)	GAAP	Non-GAAP(1)	Non-GAAP adjusted net revenue plus network fees(2)	GAAP	Non-GAAP(3)	Non-GAAP adjusted net revenue plus network fees

Revenues:
North America	$621,801	$549,957	$718,574	$710,965	$624,413	$607,332	NM	NM	18.3%
Europe	155,631	155,631	190,179	186,506	158,759	159,557	NM	NM	19.2%
Asia-Pacific	55,732	55,732	73,747	64,769	64,769	64,769	NM	NM	13.9%
	$833,164	$761,320	$982,500	$962,240	$847,941	$831,658	NM	NM	18.1%

Operating income:
North America	$147,184	$232,896		$112,176	$185,144		31.2%	25.8%
Europe	82,682	90,152		65,673	72,268		25.9%	24.7%
Asia-Pacific	19,577	23,255		17,535	19,590		11.6%	18.7%
Corporate	(58,706)	(38,156)		(63,532)	(29,264)		(7.6)%	30.4%
	$190,737	$308,147		$131,852	$247,738		44.7%	24.4%

	Six Months Ended
	June 30, 2018			June 30, 2017			% Change
	GAAP	Non-GAAP(1)	Non-GAAP adjusted net revenue plus network fees(2)	GAAP	Non-GAAP(1)	Non-GAAP adjusted net revenue plus network fees(2)	GAAP	Non-GAAP(3)	Non-GAAP adjusted net revenue plus network fees

Revenues:
North America	$1,215,830	$1,071,746	$1,395,079	$1,398,009	$1,221,895	$1,187,944	NM	NM	17.4%
Europe	298,908	298,908	361,045	352,054	297,986	299,491	NM	NM	20.6%
Asia-Pacific	113,403	113,403	150,656	131,939	131,939	131,939	NM	NM	14.2%
	$1,628,141	$1,484,057	$1,906,780	$1,882,002	$1,651,820	$1,619,374	NM	NM	17.7%

Operating income:
North America	$272,588	$446,736		$206,259	$357,521		32.2%	25.0%
Europe	153,230	167,831		120,180	136,176		27.5%	23.2%
Asia-Pacific	43,351	49,118		37,289	40,559		16.3%	21.1%
Corporate	(122,262)	(74,198)		(126,906)	(57,769)		(3.7)%	28.4%
	$346,907	$589,487		$236,822	$476,487		46.5%	23.7%

NM - Not Meaningful

(1) See Schedules 8 and 9 for a reconciliation of adjusted net revenue, adjusted net revenue plus network fees and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

(2) Global Payments adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606") on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. Also, ASC 606 changed the presentation of revenue for our gaming cash advance solutions and had a de minimis impact on revenue for our European business. For our gaming cash advance solutions certain amounts we previously presented as operating expenses are now recognized as a reduction of revenue under GAAP.

(3) As a result of adopting ASC 606, results for 2018 and 2017 revenues and adjusted net revenue are not comparable, thus the change from the prior year is not meaningful.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$1,099,529	$1,335,855
Accounts receivable, net of allowances for doubtful accounts of $2,795 and $1,827, respectively	317,222	301,887
Settlement processing assets	2,033,938	2,459,292
Prepaid expenses and other current assets	208,255	206,545
Total current assets	3,658,944	4,303,579
Goodwill	5,671,875	5,703,992
Other intangible assets, net	1,997,367	2,181,707
Property and equipment, net	615,803	588,348
Deferred income taxes	10,049	13,146
Other noncurrent assets	345,839	207,297
Total assets	$12,299,877	$12,998,069

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$547,341	$635,166
Current portion of long-term debt	74,717	100,308
Accounts payable and accrued liabilities	1,027,934	1,039,607
Settlement processing obligations	1,714,375	2,040,509
Total current liabilities	3,364,367	3,815,590
Long-term debt	4,255,142	4,559,408
Deferred income taxes	443,874	436,879
Other noncurrent liabilities	220,493	220,961
Total liabilities	8,283,876	9,032,838
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 158,071,104 issued and outstanding at June 30, 2018 and 159,180,317 issued and outstanding at December 31, 2017	—	—
Paid-in capital	2,254,783	2,379,774
Retained earnings	1,819,213	1,597,897
Accumulated other comprehensive loss	(243,629)	(183,144)
Total Global Payments shareholders’ equity	3,830,367	3,794,527
Noncontrolling interests	185,634	170,704
Total equity	4,016,001	3,965,231
Total liabilities and equity	$12,299,877	$12,998,069

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2018	June 30, 2017

Cash flows from operating activities:
Net income	$215,315	$125,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	69,088	51,197
Amortization of acquired intangibles	176,303	165,117
Share-based compensation expense	30,104	21,153
Provision for operating losses and bad debts	22,942	25,940
Amortization of capitalized contract costs	23,835	19,681
Deferred income taxes	(3,061)	(38,603)
Other, net	(6,228)	17,057
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(21,763)	(4,901)
Settlement processing assets and obligations, net	95,232	(63,523)
Prepaid expenses and other assets	(92,154)	(25,007)
Accounts payable and other liabilities	(2,857)	(25,452)
Net cash provided by operating activities	506,756	268,061
Cash flows from investing activities:
Capital expenditures	(102,669)	(89,958)
Proceeds from sales of property and equipment	59	37,497
Other, net	(1,495)	(34,242)
Net cash used in investing activities	(104,105)	(86,703)
Cash flows from financing activities:
Net repayments of settlement lines of credit	(88,325)	(88,490)
Proceeds from long-term debt	694,214	902,324
Repayments of long-term debt	(1,024,695)	(1,082,898)
Payment of debt issuance costs	(10,884)	(9,461)
Repurchase of common stock	(177,261)	(5,342)
Proceeds from stock issued under share-based compensation plans	6,340	6,188
Common stock repurchased - share-based compensation plans	(9,989)	(418)
Distributions to noncontrolling interests	—	(9,301)
Dividends paid	(3,171)	(3,551)
Net cash used in financing activities	(613,771)	(290,949)
Effect of exchange rate changes on cash	(25,206)	27,388
Decrease in cash and cash equivalents	(236,326)	(82,203)
Cash and cash equivalents, beginning of the period	1,335,855	1,162,779
Cash and cash equivalents, end of the period	$1,099,529	$1,080,576

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$833,164	$(71,844)	$—	$—	$761,320	$221,180	$982,500

Operating income	$190,737	$2,276	$115,134	$—	$308,147

Net income attributable to Global Payments	$109,069	$2,276	$116,883	$(22,230)	$205,998

Diluted earnings per share attributable to Global Payments	$0.68				$1.29

Diluted weighted average shares outstanding	159,677				159,677

	Three Months Ended June 30, 2017
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Gaming Cash Advance / Other(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$962,240	$(114,299)	$—	$—	$847,941	$(16,283)	$831,658

Operating income	$131,852	$—	$115,886	$—	$247,738

Net income attributable to Global Payments	$66,909	$—	$120,884	$(43,427)	$144,366

Diluted earnings per share attributable to Global Payments	$0.44				$0.94

Diluted weighted average shares outstanding	153,555				153,555

(1) Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2018, includes $2.3 million to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2) For the three months ended June 30, 2018, earnings adjustments to operating income include $92.1 million in cost of service and $23.0 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $89.0 million, acquisition and integration expenses of $0.5 million, employee termination benefits of $0.9 million and other adjustments of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $15.2 million, acquisition and integration expenses of $7.6 million and employee termination benefits of $0.2 million. Net income attributable to Global Payments also reflects an adjustment to remove a charge of $3.3 million associated with the refinancing of our corporate credit facility.

For the three months ended June 30, 2017, earnings adjustments to operating income include $81.6 million of amortization of acquired intangibles in cost of service and $34.2 million in selling, general and administrative expenses, consisting of share-based compensation expense of $12.3 million and acquisition and integration expenses of $21.9 million. Net income attributable to Global Payments also reflects an adjustment to remove a charge of $6.8 million associated with the refinancing of our corporate credit facility.

(3) Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. Also includes the removal of expenses associated with certain discrete tax items related to the impact of changes in state effective income tax rates on deferred liabilities and tax reform true-up impacts on deferred liabilities.

(4) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the three months ended June 30, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the three months ended June 30, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$1,628,141	$(144,084)	$—	$—	$1,484,057	$422,723	$1,906,780

Operating income	$346,907	$5,869	$236,711	$—	$589,487

Net income attributable to Global Payments	$200,468	$5,869	$229,025	$(48,541)	$386,821

Diluted earnings per share attributable to Global Payments	$1.25				$2.42

Diluted weighted average shares outstanding	159,840				159,840

	Six Months Ended June 30, 2017
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Gaming Cash Advance/ Other(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$1,882,002	$(230,182)	$—	$—	$1,651,820	$(32,446)	$1,619,374

Operating income	$236,822	$—	$239,665	$—	$476,487

Net income attributable to Global Payments	$115,723	$—	$242,876	$(84,197)	$274,402

Diluted earnings per share attributable to Global Payments	$0.75				$1.79

Diluted weighted average shares outstanding	153,405				153,405

(1) Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the six months ended June 30, 2018, includes $5.9 million to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2) For the six months ended June 30, 2018 earnings adjustments to operating income include $181.0 million in cost of service and $55.7 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $177.4 million, acquisition and integration expenses of $1.0 million, employee termination benefits of $0.9 million and other adjustments of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $30.1 million, acquisition and integration expenses of $25.4 million and employee termination benefits of $0.2 million. Net income attributable to Global Payments also reflects an adjustment to remove a $9.6 million gain recognized on the reorganization of Interac Association, which we were a member through one of our Canadian subsidiaries, and a charge of $5.2 million associated with the refinancing of our corporate credit facility.
For the six months ended June 30, 2017, earnings adjustments to operating income include $167.9 million and $71.8 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $166.2 million and employee termination benefits of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $21.2 million, acquisition and integration expenses of $48.0 million and employee termination benefits of $2.6 million. Net income attributable to Global Payments also reflects an adjustment to remove a charge of $6.8 million associated with the refinancing of our corporate credit facility.
(3) Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. Also includes the removal of expense associated with certain discrete tax items related to the impact of changes in state effective income tax rates on deferred liabilities and tax reform true-up impacts on deferred liabilities.

(4) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the six months ended June 30, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the six months ended June 30, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended June 30, 2018
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Network Fees(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$621,801	$(71,844)	$—	$549,957	$168,617	$718,574
Europe	155,631	—	—	155,631	34,548	190,179
Asia-Pacific	55,732	—	—	55,732	18,015	73,747
	$833,164	$(71,844)	$—	$761,320	$221,180	$982,500

Operating income:
North America	$147,184	$2,276	$83,436	$232,896
Europe	82,682	—	7,470	90,152
Asia-Pacific	19,577	—	3,678	23,255
Corporate	(58,706)	—	20,550	(38,156)
	$190,737	$2,276	$115,134	$308,147

	Three Months Ended June 30, 2017
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Gaming Cash Advance/ Other(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$710,965	$(86,552)	$—	$624,413	$(17,081)	$607,332
Europe	186,506	(27,747)	—	158,759	798	159,557
Asia-Pacific	64,769	—	—	64,769	—	64,769
	$962,240	$(114,299)	$—	$847,941	$(16,283)	$831,658

Operating income:
North America	$112,176	$—	$72,968	$185,144
Europe	65,673	—	6,595	72,268
Asia-Pacific	17,535	—	2,055	19,590
Corporate	(63,532)	—	34,268	(29,264)
	$131,852	$—	$115,886	$247,738

(1) Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2018, includes $2.3 million to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.
(2) For the three months ended June 30, 2018, earnings adjustments to operating income include $92.1 million in cost of service and $23.0 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $89.0 million, acquisition and integration expenses of $0.5 million, employee termination benefits of $0.9 million and other adjustments of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $15.2 million, acquisition and integration expenses of $7.6 million and employee termination benefits of $0.2 million.

For the three months ended June 30, 2017, earnings adjustments to operating income include $81.6 million of amortization of acquired intangibles in cost of service and $34.2 million in selling, general and administrative expenses, consisting of share-based compensation expense of $12.3 million and acquisition and integration expenses of $21.9 million.
(3) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the three months ended June 30, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the three months ended June 30, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended June 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Network Fees(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$1,215,830	$(144,084)	$—	$1,071,746	$323,333	$1,395,079
Europe	298,908	—	—	298,908	62,137	361,045
Asia-Pacific	113,403	—	—	113,403	37,253	150,656
	$1,628,141	$(144,084)	$—	$1,484,057	$422,723	$1,906,780

Operating income:
North America	$272,588	$5,869	$168,279	$446,736
Europe	153,230	—	14,601	167,831
Asia-Pacific	43,351	—	5,767	49,118
Corporate	(122,262)	—	48,064	(74,198)
	$346,907	$5,869	$236,711	$589,487

	Six Months Ended June 30, 2017
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Gaming Cash Advance\ Other(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$1,398,009	$(176,114)	$—	$1,221,895	$(33,951)	$1,187,944
Europe	352,054	(54,068)	—	297,986	1,505	299,491
Asia-Pacific	131,939	—	—	131,939	—	131,939
	$1,882,002	$(230,182)	$—	$1,651,820	$(32,446)	$1,619,374

Operating income:
North America	$206,259	$—	$151,262	$357,521
Europe	120,180	—	15,996	136,176
Asia-Pacific	37,289	—	3,270	40,559
Corporate	(126,906)	—	69,137	(57,769)
	$236,822	$—	$239,665	$476,487

(1) Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the six months ended June 30, 2018, includes $5.9 million to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2) For the six months ended June 30, 2018, earnings adjustments to operating income include $181.0 million in cost of service and $55.7 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $177.4 million, acquisition and integration expenses of $1.0 million, employee termination benefits $0.9 million and other adjustments of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $30.1 million, acquisition and integration expenses of $25.4 million and other adjustments of $0.2 million.

For the six months ended June 30, 2017, earnings adjustments to operating income include $167.9 million and $71.8 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $166.2 million and employee termination benefits of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $21.2 million, acquisition and integration expenses of $48.0 million and employee termination benefits of $2.6 million.

(3) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the six months ended June 30, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the six months ended June 30, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2017 Actual	2018 Outlook	% Change

Revenues:
GAAP revenues	$3.98	$3.30 to $3.38	NM
Adjustments(1)	(0.46)	(0.27)
Adjusted net revenue	$3.52	$3.03 to $3.10	NM

Gaming cash advance / other(2)	($0.07)	$—
Network fees(2)	—	0.87
Adjusted net revenue plus network fees	$3.45	$3.90 to $3.975	13% to 15%

Earnings per share ("EPS"):
GAAP diluted EPS(3)	$3.01	$2.86 to $3.01
Adjustments(4)	1.00	2.19
Adjusted diluted EPS	$4.01	$5.05 to $5.20	26% to 30%

Our outlook for 2018 does not include any impact from the AdvancedMD acquisition, which we expect to be immaterial to 2018 adjusted earnings per share.

(1) Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. As a result of the adoption of ASC 606 effective January 1, 2018, no adjustment is necessary for our European wholesale business as GAAP revenues in 2018 are presented net of these payments. The 2018 Outlook adjustment is $0.16 billion lower as a result of this change. See footnote 2.

Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for 2018 are presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

(3) ASC 606 also changes the amount and timing of revenue and expenses to be recognized under certain of our customer arrangements, the effect of which is reflected in the outlook for GAAP diluted EPS for 2018.

(4) Adjustments to 2017 GAAP diluted EPS include the ACTIVE Network revenue adjustment described above, acquisition related amortization expense of $2.19, share-based compensation expense of $0.25 and net other items of $0.68, including acquisition and integration expense of $0.61. Adjustments to 2017 GAAP diluted EPS also includes the effect of these adjustments on noncontrolling interests and income taxes, as applicable. In addition, these adjustments reflect the removal of income tax benefit of $1.02 representing the effects of U.S. Tax Cuts and Jobs Act of 2017.

NM - Not Meaningful

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue and adjusted net revenue plus network fees more closely reflect the economic benefits to the company's core business and, in the case of adjusted net revenue, allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted net revenue plus network fees, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6, 7, 8 and 9. Beginning in 2018, adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue plus network fees. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.